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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 14, 2006
Dear TCBI Shareholder:
I am pleased to present your Company’s 2005 annual report. Additionally, earnings releases, performance information and corporate governance may be found in the investor section of the Company’s website at www.TexasCapitalBank.com.
I would also like to invite you to attend the Annual Meeting of Shareholders of Texas Capital Bancshares, Inc., the holding company for Texas Capital Bank, National Association:
Tuesday, May 16, 2006
10:00 a.m.
2100 McKinney Avenue, 9th Floor
Dallas, Texas 75201
214.932.6600
The attached Notice of Annual Shareholders’ Meeting describes the formal business to be transacted at the Annual Meeting. Certain directors and officers will be present at the meeting and will be available to answer any questions you may have.
We encourage you to review carefully the accompanying materials and sign, date, and return the enclosed proxy card promptly. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a proxy.
On behalf of the board of directors and all the employees of Texas Capital Bancshares, Inc., and its operating entities, thank you for your continued support.

Sincerely,

Joseph M. Grant
Chairman and Chief Executive Officer

TEXAS CAPITAL BANCSHARES, INC.
2100 McKinney Avenue
9th Floor
Dallas, Texas 75201
NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
To be held May 16, 2006
NOTICE IS HEREBY GIVEN that the annual stockholders’ meeting (the “Annual Meeting”) of Texas Capital Bancshares, Inc. (the “Company”), a Delaware corporation, and the holding company for Texas Capital Bank, National Association, will be on Tuesday, May 16, 2006, at 10:00 a.m. at the offices of the Company located at 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201.
A proxy statement and proxy card for this Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.	election of thirteen (13) directors for terms of one year each or until their successors are elected and qualified,

2.	approval of the Company’s 2006 Employee Stock Purchase Plan, and

3.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
Information about the matters to be acted upon at the Annual Meeting is set forth in the accompanying proxy statement.
Stockholders of record at the close of business on April 3, 2006 are the only stockholders entitled to notice of and to vote at the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the board of directors,

Joseph M. Grant
Chairman and Chief Executive Officer
April 14, 2006
Dallas, Texas

PROXY STATEMENT

i

TEXAS CAPITAL BANCSHARES, INC.
2100 McKinney Avenue
9th Floor
Dallas, Texas 75201
PROXY STATEMENT
FOR THE ANNUAL STOCKHOLDERS’ MEETING
ON MAY 16, 2006

MEETING INFORMATION
This proxy statement is being furnished to Texas Capital Bancshares, Inc. (the “Company”) stockholders on April 14, 2006, in connection with the solicitation of proxies by the board of directors to be voted at the annual stockholders’ meeting (the “Annual Meeting”). The Annual Meeting will be held on May 16, 2006, at 10:00 a.m. at the offices of the Company located at 2100 McKinney, 9th Floor, Dallas, Texas 75201. The Company is the parent corporation of Texas Capital Bank, National Association (the “Bank”).
The purpose of the Annual Meeting is to consider and vote upon:

1.	election of thirteen (13) directors for terms of one year each or until their successors are elected and qualified,

2.	approval of the Company’s 2006 Employee Stock Purchase Plan, and

3.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
RECORD DATE AND VOTING SECURITIES
You are entitled to one vote for each share of voting common stock you own.
Your proxy will be voted in accordance with the directions you specify in the proxy. If you do not provide directions in the proxy but sign the proxy and return it, your proxy will be voted (a) FOR each of the nominees for director named in the proxy statement, (b) FOR approval of the 2006 Employee Stock Purchase Plan and (c) in the discretion of the proxy holders, for any other proposals that properly come before the Annual Meeting.
Only those stockholders that owned shares of the Company’s voting common stock on April 3, 2006, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 25,854,651 shares of voting common stock outstanding held by 492 identified holders.
QUORUM AND VOTING
In order to have a quorum to transact business at the Annual Meeting, at least a majority of the total number of issued and outstanding shares of common stock must be present at the Annual Meeting, in person or by proxy. If there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the board of directors may postpone or adjourn the Annual Meeting in order to permit the further solicitation of proxies. Abstentions and broker non-votes will be counted toward a quorum but will not be counted in the votes for each of the proposals presented at the Annual Meeting.

SOLICITATION AND VOTING OF PROXIES
It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your proxy but do not provide any instructions, your proxy will be voted FOR each of the nominees as directors and FOR approval of the 2006 Employee Stock Purchase Plan.
Other than the election of thirteen (13) directors and approval of the 2006 Employee Stock Purchase Plan, the Company is not aware of any additional matters that will be presented for consideration at the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxy holder.
You may revoke your proxy at any time prior to its exercise by:

1. filing a written notice of revocation with the secretary of the Company,

2. delivering to the Company a duly executed proxy bearing a later date, or

3.	attending the Annual Meeting, filing a notice of revocation with the secretary and voting in person.
A plurality of the votes cast in person or by proxy by the holders of voting common stock is required to elect a director. The 13 nominees receiving a plurality of votes cast by the holders of voting common stock will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the Annual Meeting. There will be no cumulative voting in the election of directors.
The vote of a majority of the shares having voting power represented in person or by proxy is required to approve the 2006 Employee Stock Purchase Plan. Abstentions will have the same legal effect as a vote against the 2006 Employee Stock Purchase Plan, and broker non-votes will have no effect on such proposal. A broker non-vote occurs if a broker or other nominee holder of shares does not have discretionary authority and has not received voting instructions with respect to a particular matter.
The Company’s board of directors is making this solicitation and the Company will pay the costs of this proxy solicitation. The directors, officers and regular employees of the Company and the Bank may also solicit proxies by telephone or in person but will not be paid additional compensation to do so.
PROPOSALS FOR STOCKHOLDER ACTION
Election of Directors
The Company currently has fourteen (14) directors on the board of directors. One of the directors, Larry A. Makel, has chosen not to stand for re-election. Accordingly, the Nominating Committee has nominated the remaining thirteen (13) current directors. Directors serve a one-year term or until their successors are elected and qualified. All of the nominees below currently serve as a director and have indicated their willingness to continue to serve as a director if elected. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the proxy holders.

Nominees
At the Annual Meeting, the stockholders will elect thirteen (13) directors. The board of directors recommends a vote FOR each of the nominees set forth below:

Name	Age	Position

Joseph M. (Jody) Grant	67	Director; Chairman, Chief Executive Officer
George F. Jones, Jr.	62	Director; President and Chief Executive Officer of Texas Capital Bank, N.A.
Peter B. Bartholow	57	Director; Chief Financial Officer
Leo F. Corrigan III	52	Director
Frederick B. Hegi, Jr.	62	Director
Larry L. Helm	58	Director
James R. Holland, Jr.	62	Director
W. W. McAllister III	64	Director
Lee Roy Mitchell	69	Director
Steven P. Rosenberg	47	Director
John C. Snyder	64	Director
Robert W. Stallings	56	Director
Ian J. Turpin	61	Director

Joseph M. (Jody) Grant has been the Chairman of the Board and Chief Executive Officer since the Company commenced operations in 1998. In addition, he currently serves as the Chairman of the Board of the Bank. Prior to co-founding the Company, Mr. Grant served as Executive Vice President, Chief Financial Officer and a member of the board of directors of Electronic Data Systems Corporation from 1990 to March 1998. From 1986 to 1989, Mr. Grant had served as the Chairman and Chief Executive Officer of Texas American Bancshares, Inc.
George F. Jones, Jr. has served as the Chief Executive Officer and President of the Bank since its inception in December 1998. Mr. Jones was also a founder of Resource Bank, the predecessor bank. From 1993 until 1995, Mr. Jones served as an Executive Vice President of Comerica Bank, which acquired NorthPark National Bank in 1993. From 1986 until Comerica’s acquisition of NorthPark in 1993, Mr. Jones served as either NorthPark’s President or President and Chief Executive Officer.
Peter B. Bartholow has served as the Chief Financial Officer since October 6, 2003. Mr. Bartholow had served as a Managing Partner with Hat Creek Partners, a Dallas, Texas private equity firm from January 1999 to October 2003. Prior to joining Hat Creek Partners, he was Vice President of Corporate Finance of EDS and also served on A.T. Kearney’s board of directors during that time.
Leo F. Corrigan III has been a director since September 2001. He has served as President of Corrigan Securities, Inc., a real estate investment company since 1972. Mr. Corrigan was a director of Texas Capital Bank from December 1998 to September 2001.
Frederick B. Hegi, Jr. has been a director since June 1999. He has been a partner of Wingate Partners, an investment company, since he co-founded it in 1987. Mr. Hegi currently serves as Chairman of the board of directors of United Stationers, Inc. and as a director of Drew Industries Incorporated and Lone Star Technologies, Inc.
Larry L. Helm has been a director since January 2006. He currently serves as executive vice president and chief administrative officer of Houston-based Petrohawk Energy Corporation, a company engaged in the acquisition, development, production and exploration of natural gas and oil properties located in North

America. Prior to joining Petrohawk, Mr. Helm spent 14 years with Bank One, most notably as chairman and CEO of Bank One Dallas.
James R. Holland, Jr. has been a director since June 1999. He has served as the President and Chief Executive Officer of Unity Hunt, Inc., a diversified holding company, since 1991. He has also served as Chief Trustee of the Lamar Hunt Trust Estate since 1991. Mr. Holland currently serves on the board of directors of Placid Holding Company and International Surface Preparation Corporation.
W. W. McAllister III has been a director since June 1999. He served as Chairman of the Texas Insurance Agency Group of Companies, a group of affiliated property and casualty insurance agencies, from 1992 until his retirement in March 2002.
Lee Roy Mitchell has served as a director since June 1999. He has served as Chairman of the board of directors and Chief Executive Officer of Cinemark USA, Inc., a movie theater operations company, since 1985.
Steven P. Rosenberg has served as a director since September 2001. He is President of SPR Ventures, Inc., a private investment company. He was a director of Texas Capital Bank from 1999 to September 2001.
John C. Snyder has served as a director since June 1999. He has also served as Chairman of Snyder Operating Company LLC, an investment company, since June 2000. From 1977 to 1999, Mr. Snyder served as Chairman of the Board of Directors and Chief Executive Officer of Snyder Oil Corporation, an energy exploration and production company. In 1999, Snyder Oil Corporation was merged into Santa Fe Snyder Corporation, an energy exploration and production company, where Mr. Snyder served as Chairman of the Board of Directors through June 2000 when it was merged into Devon Energy Corporation. He also currently serves as a director of SOCO International plc, a UK oil and gas exploration company and advisory director of 4-D Global Energy, a French private equity company, focused on international energy investments.
Robert W. Stallings has served as a director since August 2001. He has also served as Chairman of the Board of Directors and Chief Executive Officer of Stallings Capital Group, an investment company, since March 2001. From 1991 to 2001, Mr. Stallings served as Chief Executive Officer of Pilgrim Capital Group, an investment company. He is currently Executive Chairman of the Board of Gainsco, Inc.
Ian J. Turpin has been a director since May 2001. Since 1992, he has served as President and director of The LBJ Holding Company and various companies affiliated with the family of the late President of the U.S., Lyndon B. Johnson, which are involved in radio, real estate, private equity investments and managing diversified investment portfolios.
The board of directors recommends a vote FOR the election of each of the nominees.
Approval of 2006 Employee Stock Purchase Plan
Upon recommendation of the Human Resources Committee of the Board of Directors of the Company, the Board of Directors of the Company has adopted, subject to stockholder approval, the Texas Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan (hereinafter called the “2006 ESPP”).
Description of 2006 Employee Stock Purchase Plan
On January 17, 2006, the Board of Directors adopted the Company’s 2006 Employee Stock Purchase Plan (the “2006 ESPP”). We are seeking approval of the 2006 ESPP to ensure that it qualifies as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and to qualify as a “noncompensatory plan” under Financial Accounting Standards Board (“FASB”) Statement No. 123 (revised 2004). If the 2006 ESPP is approved by the stockholders, all tax consequences of purchasing shares under the 2006 ESPP will be deferred until the participant sells or otherwise disposes of the shares or dies. Even if stockholder approval is not obtained, the 2006 ESPP will become effective; however, the deferred tax benefits will be lost to the participants.
Our Board of Directors recommends the approval of the 2006 ESPP. The 2006 ESPP will provide eligible employees of TCBI (and its participating subsidiaries) with an incentive to advance the best interests of the Company and its subsidiaries by providing them a means of voluntarily purchasing common stock at a favorable price and upon favorable terms. The 2006 ESPP will replace the Company’s 2000 Employee Stock Purchase Plan. The following is a summary of the principal provisions of the 2006 ESPP, but it is not intended to be a complete description of all of the terms and provisions of the 2006 ESPP. A copy of the 2006 ESPP is attached hereto as Exhibit A.
Purpose of the 2006 Employee Stock Purchase Plan. The 2006 ESPP is intended to advance the interests of TCBI and our stockholders. Eligible employees of TCBI or any of our subsidiaries will have an additional incentive to promote the success of TCBI’s business. They will also increase their proprietary interest in the success of TCBI. Participation in the 2006 ESPP is voluntary and dependent upon each eligible employee’s election to participate and his or her determination of the level of participation. We believe that the 2006 ESPP is a necessary tool to help us compete effectively.
Eligibility. Only eligible employees may participate in the 2006 ESPP. An “eligible employee” is any employee of the Company or the Bank who:

(a) has been employed continuously for at least 90 days prior to a grant date,

(b) works for at least 20 hours per week, and

(c) works for at least 5 months per calendar year.
However, certain employees possessing 5% or more of the total combined voting power or value of all classes of stock of the Company may not participate in the 2006 ESPP.
Operation. The 2006 ESPP shall be implemented by a series of offering periods of six (6) months duration, with new offering periods commencing on or about the first trading day following January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors). Notwithstanding the foregoing, the initial offering period commenced on February 7, 2006.

In order to participate, for each offering period, an eligible employee must complete a subscription agreement and designate the amount or whole percentage (between 1% and 10%) of salary to be withheld from the employee’s pay during that offering period. On the first trading day of each offering period, we will grant to each participant in the 2006 ESPP an option to purchase shares of common stock. However, no participant will be granted an option to the extent the fair market value of the shares eligible to be purchased by the participant exceeds $25,000 during the calendar year. Any amounts withheld from the employee’s salary will be placed in an account maintained under the 2006 ESPP in the employee’s name. A subscription agreement shall remain valid for subsequent offering periods until revoked by submitting a new subscription agreement or otherwise terminated by the employee pursuant to the 2006 ESPP.
On the last trading day of the offering period, each participant’s option will be exercised automatically. With the funds in the participant’s account, the 2006 ESPP will purchase common stock at a price that is 95% of the fair market value on the exercise date for each offering period.
Termination of participation. A participant may elect to terminate contributions to the 2006 ESPP and receive the account balance in cash during an offering period at any time prior to the last trading day of the offering period. To terminate contributions, the participant must properly complete and file a written withdrawal form. A participant’s participation in the 2006 ESPP will also terminate if (a) the participant’s employment by TCBI terminates for any reason, or (b) the participant is no longer an eligible employee.
If a participant’s participation in the 2006 ESPP terminates during an offering period for any of the reasons discussed in the preceding paragraph:

(a) the employee may not make any further contributions to the 2006 ESPP for that offering period,

(b) the employee’s option for that offering period will automatically terminate, and

(c) the 2006 ESPP will pay to the employee all funds in the employee’s account in cash without interest.
A participant’s termination from participation in the 2006 ESPP will not affect the employee’s ability to participate in any future offering period if the person qualifies as an eligible employee. Nothing in the 2006 ESPP confers upon any participant or eligible employee any right to remain employed by TCBI or any subsidiary.
Transfer Restrictions. Generally, options and other interests in the 2006 ESPP may not be assigned or transferred.
Authorized shares, limits on contributions. Up to 400,000 shares of common stock may be issued pursuant to the 2006 ESPP. The shares issued may be authorized but unissued shares, treasury shares or shares purchased on the open market. If a merger, consolidation, recapitalization, stock split, stock dividend, combination of shares, or other change affects the common stock, a proportionate and equitable adjustment will be made to the number of shares subject to the 2006 ESPP and outstanding options.
Administration. The 2006 ESPP may be administered by the Board of Directors or by a committee appointed by the Board of Directors. The committee has the authority to supervise and administer, construe and interpret the 2006 ESPP, amend and rescind rules for administering the 2006 ESPP, and make all other determinations necessary or advisable for the administration of the 2006 ESPP. The committee may delegate certain administrative functions to third parties, including officers of TCBI. The 2006 ESPP will not limit the authority of the Board of Directors or the committee to grant awards or authorize any other compensation, with or without reference to the common stock, under any other plan or authority.
Amendment or termination of the 2006 Employee Stock Purchase Plan. The Board of Directors may amend, modify or terminate the 2006 ESPP at any time and in any manner (without notice) if the existing rights of participants, determined as of the effective date of the amendment, modification or termination are not materially adversely affected by such amendment, modification or termination. Unless previously terminated by the Board of Directors, the 2006 ESPP will terminate ten years from the effective date of the 2006 ESPP or when no shares remain available for options under the 2006 ESPP.
Federal Income Tax Consequences. We intend for the 2006 ESPP to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986 if it is approved by the stockholders. Withholding from a participant’s salary is made after taxes have been withheld from the participant’s salary. Generally, the participant will not have any taxable income during the offering period. However, the participant will recognize income (or loss) when the participant sells or disposes of the shares acquired under the 2006 ESPP. If the participant holds the shares for (a) at least 2 years after the first trading day of the offering period in which the shares were purchased and (b) at least 1 year after the last trading day of the offering period in which the shares were purchased, the gain on the sale of the shares will be taxed as ordinary income to the extent of the lesser of: (i) the amount by which the fair market value of the shares on the first trading day of the offering period exceeds the price at which the shares were purchased by the employee, or (ii) the amount by which the fair market value of the shares at the time of their sale exceeds the price at which the shares were purchased by the employee. Any portion of the gain not taxed as ordinary income will be taxed at capital gain tax rates. TCBI is not entitled to a federal income tax deduction with respect to any shares that are held for the required holding period specified above.
The foregoing is only a summary of certain federal income tax consequences, is not exhaustive and, among other considerations, does not describe state, local or tax withholding consequences. If the stockholders do not approve the 2006 ESPP, options granted under the 2006 ESPP will be treated as nonqualified stock options, resulting in adverse tax consequences to employees participating in the 2006 ESPP.
The board of directors recommends a vote FOR approval of the 2006 Employee Stock Purchase Plan.
Other Matters
The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.
BOARD AND COMMITTEE MATTERS
Board of Directors
The business affairs of the Company are managed under the direction of the board of directors. The board of directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval by the board of directors. It also holds special meetings as required from time to time when important matters arise requiring action between scheduled meetings. The board of directors had six regularly scheduled meetings and one special meeting during the 2005 fiscal year. Each of the Company’s directors participated in at least 75% of the meetings of the board of directors and the committees of the board on which he served during 2005, except Lee Roy Mitchell.
Director Independence
The board of directors has determined that each director other than Joseph M. Grant, George F. Jones Jr., and Peter B. Bartholow qualifies as an “Independent Director” as defined in the Nasdaq Stock Market listing standards and as further defined by recent statutory and rule changes.
Committees of the Board of Directors and Meeting Attendance
The board of directors had four standing committees during 2005.

•	Governance Committee. The Governance Committee has the power to act on behalf of the board of directors and to direct and manage the business and affairs of the Company whenever the board of directors is not in session. Governance Committee members are James R. Holland, Jr. (Chairman), Frederick B. Hegi, Jr., and Robert W. Stallings. During 2005, the Executive Committee met four times.

•	Nominating Committee. Nominating Committee members are James R. Holland, Jr. (Chairman), Frederick B. Hegi, Jr., and Robert W. Stallings. The Nominating Committee evaluates and recommends candidates for election as directors, makes recommendations concerning the size and composition of the board of directors, develops and implements the Company’s corporate governance policies, develops specific criteria for director independence and assesses the effectiveness of the board of directors. Each member of the Nominating Committee is an independent director. The Company’s board of directors has adopted a charter for the Nominating Committee. A current copy of the charter for the Nominating Committee is available on the Company’s website at www.texascapitalbank.com.

In evaluating and determining whether to nominate a candidate for a position on the Company’s board of directors, the Nominating Committee considers high professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Nominating Committee utilizes a variety of methods. The Nominating Committee regularly assesses the size of the board of directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board of directors. Candidates may come to the attention of the Nominating Committee from current directors, stockholders, professional search firms, officers or other persons. The Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation. The Nominating Committee met once during 2005 and all members were present.

•	Audit Committee. The Company has an Audit Committee comprised of Independent directors that reviews the professional services and independence of the Company’s independent registered public accounting firm and its accounts, procedures and internal controls. The board of directors has adopted a written charter for the Audit Committee. The Audit Committee recommends to the board of directors the firm selected to be the Company’s independent registered public accounting firm and monitors the performance of such firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent registered public accounting firm the Company’s annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent registered public accounting firm or the board of directors, and evaluates all of the Company’s public financial reporting documents. The Audit Committee is comprised of four Independent directors: W. W. McAllister III (Chairman), Leo F. Corrigan III, Steven P. Rosenberg, and Ian J. Turpin. During 2005, the Audit Committee met ten times.

•	Audit Committee Financial Expert. The board of directors has determined that each of the four audit committee members is financially literate under the current listing standards of the Nasdaq. The board of directors also determined that W.W. McAllister III, Steven P. Rosenberg, and Ian J. Turpin qualify as “audit committee financial experts” as defined by the Securities and Exchange Commission (“SEC”) rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

•	Human Resources Committee. The Human Resources Committee is empowered to advise management and make recommendations to the board of directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The Human Resources Committee also administers the Company’s incentive stock option plans for officers and key employees and the Company’s incentive bonus programs for executive officers and employees. The Human Resources Committee members are Frederick B. Hegi, Jr. (Chairman), Lee Roy Mitchell, Steven P. Rosenberg, and John C. Snyder. During 2005, the Human Resources Committee met four times.
Directors’ Compensation
Directors receive $500 per meeting for board meetings and committee meetings. Committee chairs receive an additional $1,000 per year. Upon election to the board of directors each year, directors are awarded options to purchase 4,000 shares of the Company’s common stock. The options are exercisable at the market price on the date of grant. Options granted during 2001 through 2003 were fully vested at grant date. Options granted during 2004 and 2005 were 20% vested at grant date, with the remaining 80% vesting 20% at a time at each anniversary of the grant date. Directors are reimbursed for their travel and reasonable out-of-pocket expenses incurred by them in performing their duties.
Communications With the Board
Stockholders may communicate with the board of directors, including the non-management directors, by sending an e-mail to bod@texascapitalbank.com or by sending a letter to the board of directors, c/o Corporate Secretary, 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the board or to any specific director to whom the correspondence is directed.
Report of the Audit Committee
The Audit Committee’s general role as an audit committee is to assist the board of directors in overseeing the Company’s financial reporting process and related matters. The board of directors adopted a written Amended and Restated Charter of the Audit Committee dated March 16, 2004, a copy of which was included as Exhibit A to the Company’s proxy statement in connection with the 2004 annual meeting of stockholders. Each member of the Audit Committee is “Independent” as defined in Rule 4200(a)(14) of the listing standards of the NASDAQ Stock Market, Inc.
The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2005.
The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to SAS 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Standard No. 1 (titled, “Independence Discussions with Audit Committees”), and has discussed with Ernst & Young LLP such independent registered public accounting firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.
Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.
This report is submitted on behalf of the Audit Committee.

W. W. McAllister III, Chairperson
Leo F. Corrigan III
Steven P. Rosenberg
Ian J. Turpin

Code of Business Conduct and Ethics
The Company has adopted a code of business conduct and ethics that applies to all its employees, including its chief executive officer, chief financial officer and controller. The Company has made the code of conduct available on its website at http://www.texascapitalbank.com.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 31, 2006 concerning the beneficial ownership of the Company’s voting common stock by: (a) each director, director nominee and executive officer, (b) each person the Company knows to beneficially own more than 5% of the issued and outstanding shares of a class of common stock, and (c) all of the Company’s executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted.

	Number of Shares of		Percent of Shares of
	Common Stock		Common Stock
Name(1)	Beneficially Owned		Outstanding

Peter B. Bartholow	67,165	(2)	*
C. Keith Cargill	167,478	(3)	*
Leo F. Corrigan III	111,000	(4)	*
Joseph M. (Jody) Grant	852,086	(5)	3.29%
Frederick B. Hegi, Jr.	221,518	(6)	*
James R. Holland, Jr.	287,036	(7)	1.11%
George F. Jones, Jr.	240,971	(8)	*
W. W. McAllister III	48,000	(9)	*
Lee Roy Mitchell	224,218	(10)	*
Steven P. Rosenberg	44,000	(11)	*
John C. Snyder	311,000	(12)	1.20%
Robert W. Stallings	63,142	(13)	*
Ian J. Turpin	95,017	(14)	*
T. Rowe Price Associates, Inc.	1,688,300	(15)	6.53%
Transamerica Investment Management, LLC	2,228,836	(16)	8.62%
All 13 officers and directors and 5% owners as a group	6,649,767		25.40%**

*	Less than 1% of the issued and outstanding shares of the class.

**	Percentage is calculated on the basis of 25,854,651 shares, the total number of shares of voting common stock outstanding on March 31, 2006.

(1)	Unless otherwise stated, the address for each person in this table is 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201.

(2)	Includes 47,165 shares held by Mr. Bartholow and 20,000 shares of common stock that may be acquired upon exercise of options.

(3)	Includes 28,502 shares held by Mr. Cargill and 98,976 shares held by Cargill Lakes Partners, Ltd. Mr. Cargill is the President of Cargill Lakes Partners’ general partner, Cargill Lakes, Inc. Includes 40,000 shares of common stock that may be acquired upon exercise of options.

(4)	Includes 33,000 shares of common stock, held by Corrigan Securities, Inc., of which Mr. Corrigan is President, and 62,000 shares held by Corrigan Holdings, Inc., of which Mr. Corrigan is President. Includes 16,000 shares that may be acquired upon exercise of options.

(5)	Includes 70,000 shares that may be acquired upon exercise of options and 723,086 shares held by Mr. Grant. Also includes 59,000 shares which are currently held in irrevocable trusts and of which Mr. Grant disclaims beneficial ownership.

(6)	Includes 137,132 shares held by Valley View Capital Corp. Retirement Savings Trust for the benefit of Mr. Hegi, 24,252 shares held by the F.B. Hegi Trust of which Mr. Hegi is the beneficiary, and

44,134 shares held directly by Mr. Hegi. Includes 16,000 shares that may be acquired upon exercise of options.

(7)	Includes 271,036 shares held by Hunt Capital Partners, L.P. of which Mr. Holland is President and Chief Executive Officer. Also includes 16,000 shares that may be acquired upon exercise of options that are issued in the name of Hunt Capital Group, LLC of which Mr. Holland is Chief Executive Officer.

(8)	Includes 150,918 shares held by G & M Partners Ltd., of which Mr. Jones is the Managing General Partner, 40,053 shares held directly by Mr. Jones, and 50,000 shares that may be acquired upon exercise of options.

(9)	Includes 32,000 shares held directly by Mr. McAllister and 16,000 shares that may be acquired upon the exercise of options.

(10)	Includes 208,218 shares held by T&LRM Family Partnership Ltd. Mr. Mitchell is the Chief Executive Officer of PBA Development, Inc., which is the general partner of T&LRM. Also includes 16,000 shares that may be acquired upon exercise of options.

(11)	Includes 28,000 shares held by Mr. Rosenberg and 16,000 shares that may be acquired upon exercise of options.

(12)	Includes 160,000 shares held by Snyder Family Investments, L.P., of which Snyder Operating Company LLC is the general partner. Mr. Snyder is the President of Snyder Operating Company LLC. Also, includes 75,000 shares of common stock, held by the NTS/ JCS Charitable Remainder Unitrust, of which Mr. Snyder is the trustee and 16,000 shares that may be acquired upon exercise of options. Also includes 60,000 shares of common stock, held by the Nancy and John Snyder Foundation. Mr. Snyder disclaims beneficial ownership of the shares held by the Nancy and John Snyder Foundation.

(13)	Includes 47,142 shares of common stock and 16,000 shares that may be acquired upon exercise of options.

(14)	Includes 10,000 shares held by Mr. Turpin and 69,017 shares held by his spouse, Luci Baines Johnson. Also includes 16,000 shares that may be acquired upon exercise of options.

(15)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(16)	These securities are owned by various individual and institutional investors which Transamerica Investment Management, LLC serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Transamerica Investment Management, LLC is deemed to be a beneficial owner of such securities; however, FMR Corp. expressly disclaims that it is, in fact, the beneficial owner of such securities.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows, for the years ending December 31, 2005, 2004 and 2003, the cash compensation paid and other compensation paid or accrued to the Chief Executive Officer and each of the Company’s three other most highly compensated executive officers (the “Named Executives”).

				Awards
						Payouts
					Securities
				Restricted	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Stock	Options/SARs	Compensation

Joseph M. (Jody) Grant	2005	$310,000	$112,000	$0	0	$0
Chairman and Chief Executive	2004	$300,000	$145,000	$0	0	$0
Officer	2003	$279,167	$55,000	$0	0	$0
George F. Jones, Jr.	2005	$280,000	$120,000	$0	0	$0
President and Chief Executive	2004	$275,000	$128,000	$0	0	$0
Officer of Texas Capital Bank	2003	$254,167	$50,000	$0	0	$0
Peter B. Bartholow	2005	$255,000	$112,500	$0	0	$0
Chief Financial Officer	2004	$250,000	$100,000	$0	0	$0
	2003	$59,688	$0	$0	50,000	$62,500	(1)
C. Keith Cargill	2005	$223,750	$77,850	$0	0	$0
Executive Vice President	2004	$220,000	$83,200	$0	0	$0
and Chief Lending Officer	2003	$203,333	$37,250	$0	0	$0
of Texas Capital Bank

(1)	Consulting fees paid prior to Mr. Bartholow’s employment.
Fiscal Year-End Option/ SAR Values
The Named Executives did not exercise any of their options during 2005. The following table sets forth the number and value of options that the Named Executives owned as of December 31, 2005:

	Number of Securities
	Underlying Unexercised			Value of Unexercised
	Options/SARs			In-The Money Options/SARs
	at Fiscal Year-End(1)			at Fiscal Year-End(1)

Name	Exercisable		Unexercisable	Exercisable	Unexercisable

Joseph M. (Jody) Grant	70,000	(2)	0	$1,129,100	$0
Peter B. Bartholow	20,000	(3)	30,000	$282,600	$423,900
George F. Jones, Jr.	50,000	(2)	0	$806,500	$0
C. Keith Cargill	40,000	(2)	0	$645,200	$0

(1)	Value of options based on a fair market value per share of $22.38, which is based upon the price as of December 31, 2005.

(2)	Options issued on October 1, 1998 of which all are currently exercisable with an exercise price of $6.25 per share.

(3)	Options issued on July 9, 2003, of which two-fifths are currently exercisable and an additional one-fifth of which vests on July 9, 2006 with an exercise price of $8.25 per share.
Non-director Management Biography
Set forth below is the biography of the Company’s executive officer who is not a member of its board of directors, and his age and positions as of the date of this Proxy Statement.
C. Keith Cargill (53) has served as an Executive Vice President and Chief Lending Officer of the Bank since its inception in December 1998. Mr. Cargill has more than 20 years of banking experience. He began his banking career at Texas American Bank in 1977, where he was the manager of the national corporate lending division of the flagship bank in Fort Worth. In 1985, Mr. Cargill became President and Chief Executive Officer of Texas American Bank/ Riverside, Ft. Worth. In 1989, Mr. Cargill joined NorthPark National Bank as an Executive Vice President and Chief Lending Officer. When NorthPark was acquired by Comerica Bank in 1993, Mr. Cargill joined Comerica as Senior Vice President and middle market banking manager.
Human Resources Committee Report on Executive Compensation
During 2005, the Human Resources Committee of the board of directors consisted of the four directors whose names appear below. Each member of the Human Resources Committee is an “Independent director” as defined in Rule 4200(a)(14) of the Nasdaq Stock Market, Inc. This report describes the elements of the Company’s executive officer compensation programs and the basis on which 2005 compensation determinations were made by the Human Resources Committee with respect to the executive officers of the Company, including the Named Executives.
The Human Resources Committee has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

•	to provide motivation for the executive officers and to enhance stockholder value by linking their compensation to the value of common stock,

•	to retain the executive officers who lead the Company and the Bank,

•	to allow the Company and the Bank to attract high quality executive officers in the future by providing total compensation opportunities consistent with those provided in the industry and commensurate with the Company’s and the Bank’s level of performance, and

•	to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average.
The executive compensation package available to executive officers is composed of (a) base salary, (b) annual bonus awards, and (c) long-term incentive compensation, including options and stock awards. In order to more effectively retain the Company’s senior executive officers, the Company determined it was in the best interest of the Company to continue to enter into employment agreements with these officers. Upon expiration of their existing employment agreements, in December 2004 the Company entered into new Employment Agreements with Joseph M. Grant, George F. Jones, Jr., Peter B. Bartholow and C. Keith Cargill. All are members of the Company’s executive management team. The Employment Agreements have a term of two years, subject to renewal and have a compensation package that includes a base salary and bonus. Also, as part of the compensation paid, each executive will be eligible to participate in the employee benefit programs and receive other perquisites generally available to the Company’s other employees holding positions similar to that of the executives.
The Human Resources Committee regularly reviews the Company’s compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. Factors taken into account in assessing the compensation of individual officers include the officer’s performance and contribution to the Company, experience, strategic impact, external equity or market value, internal equity or fairness, and retention priority. The various components of the compensation programs for executive officers are discussed below.
Base Salary. In determining salary levels, the Human Resources Committee considers the entire compensation package for executive officers, including the equity compensation provided under long-term compensation plans. The Company intends for the salary levels to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility. The Human Resources Committee determines the level of any salary increase to take effect at the beginning of each fiscal year after reviewing (a) the qualifications, experience and performance of the executive officers, (b) the compensation paid to persons having similar duties and responsibilities in other institutions, and (c) the size of the bank and the complexity of its operations. The Human Resources Committee reviewed a survey of compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions. The Human Resources Committee reviews, and if deemed appropriate, adjusts the base salaries of the Company’s executive officers on a yearly basis.
Annual Bonus Awards. In determining bonus awards, the Human Resources Committee considers the entire compensation package of the executive officers. The bonus awards are intended to be consistent with each executive officer’s level of responsibility and with the competitive practices of comparable financial institutions. The Human Resources Committee met during the year to determine bonus compensation paid to the executive officers of the Company and the Bank during 2005 for 2004 performance. The overall bonus pool is determined based on the Company’s profitability and achievement of planned profitability. In 2005, Mr. Grant received a bonus of $112,000, Mr. Jones received a bonus of $120,000, Mr. Bartholow received a bonus of $112,500 and Mr. Cargill received a bonus of $77,850.
Long-term Incentive Compensation. The Company maintains its 1999 Omnibus Stock Plan under which employees previously received discretionary grants and awards, and the 2005 Long-Term Incentive Plan which employees currently may receive discretionary grants and award as determined and awarded solely in the discretion of the Human Resources Committee and approved by the full board. The Human Resources Committee believes that stock ownership is a significant incentive in aligning the interests of employees and stockholders and building stockholder value. In September 2002, the Company granted restricted stock awards to the following officers: 90,000 shares to Joseph M. Grant, 80,000 shares to George Jones and 50,000 shares to C. Keith Cargill. In October 2003, the Company granted a restricted stock award to Peter B. Bartholow of 53,750 shares. All of these restricted stock units cliff vest six years from the date of grant, with provisions for earlier vesting based on the Company’s stock price performance. As a result of the Company’s stock price performance, all of the shares of restricted stock have vested as of March 31, 2006. However, as a result of certain deferral agreements, delivery of some shares has been deferred beyond the vesting date. Pursuant to Mr. Grant’s deferral agreement, he will receive 90,000 shares on August 2, 2008. However, these shares have been issued and are being held in a trust of which Mr. Grant does not have beneficial ownership. Mr. Jones received 12,000 shares in 2003, 28,000 shares in 2004, and 20,000 shares in 2005 and 2006. Mr. Bartholow received 28,750 shares in 2004 and 12,500 shares in 2005 and 2006. Mr. Cargill received 7,500 shares in 2003, 17,500 shares in 2004, and 12,500 shares in 2005 and 2006. In accordance with APB 25, compensation expense is recognized for the performance-based awards of restricted stock granted under the 1999 Omnibus Stock Plan. The Company expensed approximately $873,000, $765,000, and $430,000 during 2005, 2004 and 2003, respectively, related to these stock awards.
Compensation of the Chief Executive Officer. After taking into consideration the factors discussed above, the Human Resources Committee entered into an Employment Agreement with Mr. Grant in December 2004 that set his base salary at $300,000. The Human Resources Committee subsequently increased his base salary to $340,000 in October 2005 because of strong fiscal performance by the Company and the Bank in 2005. As a result of his raise in the fourth quarter, Mr. Grant received salary of $310,000 in 2005.
The Human Resources Committee does not currently intend to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, other than awards that may be made under the 2005 Long-Term Incentive Plan; however, the Human Resources Committee may in the future decide to authorize other compensation in excess of the limits of Section 162(m) if it determines that such compensation is in the best interest of the Company.
This report is submitted on April 5, 2006 by the members of the Human Resources Committee:

Frederick B. Hegi, Jr., Chairperson
Lee Roy Mitchell
Steven P. Rosenberg
John C. Snyder
Human Resources Committee Interlocks and Insider Participation
None of the executive officers of the Company or the Bank serves on the Human Resources Committee of the board of directors of the Company or any Human Resources Committee of any other company.
Indebtedness of Management and Transactions With Certain Related Persons
In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to the Bank’s and the Company’s officers, directors and employees. The Bank makes all loans to executive officers and directors in the ordinary course of business, on substantially the same terms as those with other customers.
In June 2003, the Company committed to invest up to $500,000 in Blue Sage Investments, LP, a limited partnership approved as a Small Business Investment Company by the U.S. Small Business Administration and has invested approximately $140,000 as of December 31, 2005. Blue Sage Investments may be considered to be an affiliate of Ian J. Turpin, a member of the Company’s board of directors.
In June 2003, the Company relocated its Austin office to a building owned by a company that may be considered to be an affiliate of Ian J. Turpin, a member of the Company’s board of directors. The lease expense is approximately $145,000 annually.
The Company has entered into indemnification agreements with each of its directors and officers, which may be broader than the specific indemnification provisions contained in its certificate of incorporation, bylaws or under Delaware law. These indemnification agreements may require the Company, among other things, to indemnify its officers and directors against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements also may require the Company to advance any expenses incurred by the Company’s directors or officers as a result of any proceeding against them as to which they could be indemnified. As of the date of this filing, there is no pending litigation or proceeding involving any of the Company’s directors, officers, employees or agents in which indemnification by it is sought, nor is the Company aware of any threatened litigation or proceeding that may result in a claim for indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in certain circumstances.

Stock Performance Graph
The following table and graph sets forth the cumulative total stockholder return for the Company’s common stock beginning on August 12, 2003, the date of the Company’s initial public offering compared to an overall stock market index (Russell 2000 Index) and the Company’s peer group index (Nasdaq Bank Index). The Russell 2000 Index and Nasdaq Bank Index are based on total returns assuming reinvestment of dividends.

	August 12,	December 31,	December 31,	December 31,
	2003	2003	2004	2005

Texas Capital (TCBI)	$11.00	$14.48	$21.62	$22.38

Russell 2000 Index RTY	466.95	556.91	658.72	681.26

NASDAQ Bank Index CBNK	2,535.62	2,899.18	3,288.71	3,154.28

The stock performance graph assumes $100.00 was invested on August 12, 2003.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. During 2005, based solely on the Company’s review of theses reports, it believes that the Company’s Section 16(a) reports were filed timely by its executive officers and directors.

Equity Compensation Plan Information

	Number of		Number of
	Securities To Be		Securities
	Issued Upon	Weighted Average	Remaining
	Exercise of	Exercise Price of	Available for
	Outstanding	Outstanding	Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders	2,652,506	$10.22	1,381,000
Equity compensation plans not approved by security holders(1)	84,274	6.80	—

Total	2,736,780	$10.11	1,381,000

(1)	Refers to deferred compensation agreement.
AUDITOR FEES AND SERVICES
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.
Fees for professional services provided by the Company’s independent registered public accounting firms in each of the last two fiscal years, in each of the following categories (in thousands) are:

	2005	2004

Audit fees	$591	$521
Audit-related fees	20	19
Tax fees	156	90
Other fees	—	—

	$767	$630

Fees for audit services include fees associated with the audit of the Company’s annual consolidated financial statements, the reviews of the consolidated financial statements included in the Company’s Forms 10-Q, accounting consultations and management’s assertions regarding effective internal controls in compliance with the requirements of Section 404 of the Sarbanes Oxley Act and Federal Deposit Insurance Corporation Improvement Act. Audit-related fees included but are not limited to procedures required by the Federal Home Loan Bank in 2004 and 2005. Tax fees included various federal, state and local tax services.
Pre-approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.

ADDITIONAL INFORMATION
Stockholder Nominees for Director
Stockholders may submit nominees for director in accordance with the Company’s bylaws. Nominations for director for the 2007 annual meeting of stockholders must be delivered no later than 180 days nor more than 270 days prior to the 2006 annual meeting of stockholders. Nominations should be directed to: Texas Capital Bancshares, Inc., 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, Attn: Secretary.
Stockholder Proposals for 2007
Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2007 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company at the following address: Texas Capital Bancshares, Inc., 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, Attn: Secretary, no later than December 31, 2006.
Advance Notice Procedures
Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is brought before the meeting by or at the direction of the Board or by a stockholder who has delivered timely notice to the Company. Such notice must contain certain information specified in the Bylaws and be delivered no later than 180 days nor more than 270 days prior to the meeting to the following address: Texas Capital Bancshares, Inc., 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, Attn: Secretary. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.
Annual Report
A copy of the Company’s 2005 Annual Report to Stockholders accompanies this proxy statement. This report is not part of the proxy solicitation materials.
Upon written request, the Company will furnish to any stockholder without charge a copy of its annual report on Form 10-K for the year ended December 31, 2005. Such written requests should be directed to Texas Capital Bancshares, Inc., 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, Attn: Secretary.

EXHIBIT A
TEXAS CAPITAL BANCSHARES, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I
ESTABLISHMENT OF THE PLAN
Texas Capital Bancshares, Inc. (hereinafter referred to as “Bancshares”) hereby adopts and establishes the Texas Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) effective February 1, 2006 upon the terms and conditions hereinafter stated.
ARTICLE II
PURPOSE OF THE PLAN
The purpose of the Plan is to provide employees of Bancshares and its Subsidiaries (together with Bancshares referred to herein as the “Company”) with an opportunity to purchase Common Stock of Bancshares. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and to qualify as a “noncompensatory plan” under Financial Accounting Standards Board (“FASB”) Statement No. 123 (revised 2004). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and FASB Statement No. 123 (revised 2004).
ARTICLE III
DEFINITIONS
(a) “Account” shall mean the bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Article VII(a).
(b) “Board” shall mean the Board of Directors of Bancshares.
(c) “Code” shall mean the Internal Revenue Code of 1986, as amended. References herein to any section of the Code shall also refer to any successor provision thereof.
(d) “Committee” shall mean the committee that may be appointed by the Board to administer this Plan pursuant to Article XII.
(e) “Common Stock” shall mean the common stock of Bancshares.
(f) “Compensation” shall mean an Eligible Employee’s regular earnings, overtime pay, sick pay and vacation pay. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k) of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: commissions, incentive compensation, bonuses, prizes, awards, housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income.
(g) “Contributions” shall mean all bookkeeping amounts credited to the Account of a Participant pursuant to Article VII(a).
(h) “Eligible Employee” shall mean any common law employee of the Company. Notwithstanding the foregoing, “Eligible Employee” shall not include any employee who (i) has not as of the Grant Date completed at least 90 days of continuous full-time employment with the Company, (ii) whose customary employment is for less than 20 hours per week, or (iii) whose customary employment is for not more than five months in a calendar year.
(i) “Effective Date” shall mean February 1, 2006.
(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(k) “Exercise Date” shall mean, with respect to an Offering Period, the last Trading Day of that Offering Period.
(l) “Fair Market Value” shall mean the value of Bancshares’ Common Stock on a particular date as determined by the Committee in good faith; provided that, in the event the Common Stock becomes registered under Section 12 of the Exchange Act, the Fair Market Value of Bancshares’ Common Stock shall mean (i) the last reported sale price per share of Common Stock on such date, or (ii) in case no such sale takes place on such date, the average of the closing and asking prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market, or (iii) if the Common Stock is not listed or admitted for trading or included for quotation, the last quote price, or (iv) if the Common Stock is not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the NASD Automatic Quotation System or, (v) if such system is no longer in use, the principal other automated quotations system that may then be in use or, (vi) if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee.
If the relevant date is not a Trading Day, the determination shall be made as of the last Trading Day of the Offering Period.
(m) “Grant Date” shall mean the first Trading Day of each Offering Period.
(n) “Offering Period” shall mean the six-consecutive month period commencing on each January 1 and July 1, unless such other period is provided by the Committee in accordance with Article V. Notwithstanding the foregoing, the first Offering Period shall be a short Offering Period, beginning on the date set forth in Article V below and ending June 30, 2006.
(o) “Option” shall mean the stock option to acquire Shares granted to a Participant pursuant to Article VIII.
(p) “Option Price” shall mean the per Share exercise price of an Option as determined in accordance with Article VIII(b).
(q) “Participant” shall mean an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Article VI.
(r) “Plan” shall mean this Texas Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan, as amended from time to time.
(s) “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16.
(t) “Rule 16b-3” shall mean Rule 16b-3 promulgated under Section 16.
(u) “Section 16” shall mean Section 16 of the Exchange Act.
(v) “Share” shall mean a share of Common Stock.

(w) “Subscription Agreement” shall mean the written agreement filed by an Eligible Employee with the Company pursuant to Article VI to participate in this Plan.
(x) “Subsidiaries” shall mean any present or future corporation(s) which (i) would be a “subsidiary corporation” of Texas Capital Bancshares, Inc. as that term is defined in Section 424 of the Code and is (ii) designated as a participating employer in the Plan by the Committee.
(y) “Trading Day” shall mean a day on which public trading of securities occurs and as reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national market securities exchange or included for quotation on the Nasdaq National Market, any business day.
ARTICLE IV
ELIGIBILITY
(a) Any person who is an Eligible Employee as of the Grant Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Article VI and the limitations imposed by Section 423(b) of the Code.
(b) All Eligible Employees granted any Option under this Plan shall have the same rights and privileges, provided, however; that an Eligible Employee shall not be deemed to have different rights and privileges merely because the amount of Common Stock that may be purchased by such Eligible Employee under the Plan is determined on the basis of a uniform relationship to the Eligible Employee’s Compensation, or the basic or regular rate of compensation of all employees.
(c) Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any Option or other right to purchase Shares under this Plan to the extent it would, if exercised, cause the person to own “stock” (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of Bancshares. In addition, no Employee shall be granted an Option which permits his rights to purchase Shares under the Plan (and under all employee stock purchase plans of the Company qualified under Section 423 of the Code) to accrue at a rate which exceeds $25,000 of the fair market value of the stock of Bancshares (determined at the time the right to purchase such Stock is granted) for each calendar year during which such right is outstanding. For this purpose, a right to purchase Shares accrues when it first becomes exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply.
ARTICLE V
OFFERING PERIODS
The Plan shall be implemented by a series of Offering Periods of six (6) months duration (or, such shorter duration as may be approved by the Committee), with new Offering Periods commencing on or about the first Trading Day following January 1 and July 1 of each year (or at such other time or times as may be determined by the Committee). Notwithstanding the foregoing, the initial Offering Period shall commence on February 7, 2006 or, if later, the first Trading Day following the completion of any filings or waiting periods required by the Exchange Act or any established securities market on which the Shares are listed or traded.

The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval. Notwithstanding anything to the contrary contained herein, the Committee shall have the power to terminate an Offering Period at any time, even after the Offering Period has commenced, in the event it determines that continuance of the Offering Period would cause the Plan to violate any applicable law or the rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded. In the event the Committee terminates an Offering Period pursuant to this Article V, any Contributions for such Offering Period may be credited to such Participant’s Account for the next Offering Period or, if the Committee so elects in its sole and absolute discretion, refunded to the Participants for such Offering Period
ARTICLE VI
PARTICIPATION
An Eligible Employee may become a Participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee. To become effective, Subscription Agreements must be filed with the Committee (or such officer of the Company designated by the Committee) prior to the next occurring Grant Date and must set forth the percentage or dollar amount of the Eligible Employee’s Compensation (which shall not be less than 1% and not more than 10% of such Eligible Employee’s Compensation) to be credited to the Participant’s Account as Contributions for each pay period. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholding from his or her Compensation the amount of his or her Contributions. A Subscription Agreement shall automatically remain valid for subsequent Offering Periods until revoked by a Subscription Agreement filed pursuant to Article VII(d) or otherwise terminated by the Participant pursuant to Article VII.
ARTICLE VII
PAYMENT OF CONTRIBUTIONS
(a) The Company shall maintain on its books, or cause to be maintained by a record keeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.
(b) Payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last day of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Article or the Committee as provided in Article V or until a Participant’s participation terminates pursuant to Article XI.
(c) A Participant may terminate his or her Contributions during an Offering Period by completing and filing with the Committee (or such officer designated by the Committee), in such form and on such terms as the Committee may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Committee (or such officer designated by the Committee).

(d) A Participant may change the level of his or her Contributions by completing and filing with the Committee (or such officer designated by the Committee), in such form and on such terms as the Committee may prescribe, a new Subscription Agreement which shall be signed by the Participant. The Subscription Agreement must set forth the percentage or dollar amount of the Eligible Employee’s Compensation (which shall not be less than 1% and not more than 10% of such Eligible Employee’s Compensation) to be credited to the Participant’s Account as Contributions for each pay period. Any such changes must be filed with the Committee (or such officer designated by the Committee) prior to the next occurring Grant Date. Such change shall be effective as of the next occurring Grant Date. Any Subscription Agreement made pursuant to this Article VII(d) will revoke any then outstanding Subscription Agreement.
ARTICLE VIII
GRANT OF OPTION
(a) On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of Shares. The Option shall be exercised on the Exercise Date. The number of Shares subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price.
(b) The Option Price per Share of the Shares subject to an Option shall be 95% of the Fair Market Value of a Share on the applicable Exercise Date of each Offering Period, unless the per-share amount of share issuance costs that would have been incurred to raise a significant amount of capital by a public offering during the applicable Offering Period would justify a purchase discount of more than 5%, as determined by the Committee, it is sole discretion.
(c) Notwithstanding anything to the contrary contained herein, in no event shall the terms of an Option be more favorable than those available to all holders of the Common Stock.
ARTICLE IX
EXERCISE OF OPTION
Unless a Participant’s participation is terminated as provided in Article XI, his or her Option to purchase Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of Shares subject to such Option shall be purchased at the Option Price with the balance in such Participant’s Account. The Committee, in its discretion and prior to the applicable Offering Period, shall limit the purchase of fractional Shares under the Plan; provided that if any amount (which is not sufficient to purchase a whole Share) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date.
ARTICLE X
DELIVERY
As soon as administratively practicable after an Exercise Date, the Company shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Option. The Company may make available an alternative arrangement for delivery of Shares to a recordkeeping service. The Committee, in its discretion, either may require or permit the Participant to elect that such certificates be delivered to such recordkeeping service. The Company may serve as the recordkeeping service. In the event Bancshares is required to obtain from any commission or agency the authority to issue any such certificate, Bancshares will seek to obtain such authority. Inability of Bancshares to obtain from any such commission or agency the authority which counsel for Bancshares deems necessary for the lawful issuance of any such certificate shall relieve Bancshares from liability to any Participant except to return to the Participant the amount of the balance in his or her Account.
ARTICLE XI
TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS
(a) Upon a Participant’s termination from employment with the Company for any reason or in the event that a Participant is no longer an Eligible Employee or if the Participant elects to terminate Contributions pursuant to Article VII, at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her in cash, or, in the event of such Participant’s death, paid to the person or persons entitled thereto under Article XIII, and such Participant’s Option for that Offering Period shall be automatically terminated.
(b) A Participant’s termination of Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.
(c) For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.
ARTICLE XII
ADMINISTRATION
The Board, or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”), shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. At any time that there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.
If necessary to satisfy the requirements of Rule 16b-3, membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3. In the event no member of the Committee is a “non-employee director” as defined in Rule 16b-3, the Committee may appoint one or more of the other members of the Board to the Committee who are “non-employee directors” as defined in Rule 16b-3 in substitution for the current members of the Committee for purposes of satisfying the requirements of Rule 16b-3. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.
The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Rule 16b-3, any function relating to a Reporting Participant shall be performed solely by the Committee.
With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3, Section 423 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Options that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Options.
ARTICLE XIII
DESIGNATION OF BENEFICIARY
(a) A Participant may file, in a manner prescribed by the Committee, a written designation of a beneficiary who is to receive any Shares or cash from such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant’s death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, such Shares and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Article XIII(b)) as soon as administratively practicable after the Committee (or such officer designated by the Committee) receives notice of such Participant’s death and any outstanding unexercised Option shall terminate. If a Participant’s death occurs at any other time, the balance of such Participant’s Account shall be paid to such beneficiary (or such other person as set forth in Article XIII(b)) in cash as soon as administratively practicable after the Committee (or such officer designated by the Committee) receives notice of such Participant’s death and such Participant’s Option shall terminate. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective.
(b) Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee. If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death, the Company shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Committee, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.
ARTICLE XIV
TRANSFERABILITY
Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive Shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Article XIII) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant’s death, to the Participant’s beneficiary pursuant to Article XIII.
ARTICLE XV
USE OF FUNDS; INTEREST
All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose. No interest will be paid to any Participant or credited to his or her Account under this Plan.
ARTICLE XVI
STATEMENTS
Statements shall be provided to Participants as soon as administratively practicable following an Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, the Participant’s Account balance immediately prior to the exercise of his or her Option, the Fair Market Value of a Share, the Option Price, the number of Shares purchased and his or her remaining Account balance, if any.
ARTICLE XVII
ADJUSTMENTS OF AND CHANGES IN THE STOCK
(a) The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of Bancshares, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of Bancshares occurs. The Board will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(i) proportionately adjust any or all of: (a) the number and type of Shares (or other securities) that thereafter may be made the subject of Options; (b) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options; (c) the Option Price of any or all outstanding Options; or (d) the securities, cash or other property deliverable upon exercise of any outstanding Options, or

(ii) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for the substitution, settlement, or exchange of any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.
In each case, no such adjustment will be made that would cause this Plan to violate Section 423 of the Code or any successor provisions without the written consent of a simple majority of the Participants materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.
(b) Upon a dissolution of Bancshares, or any other event described in Article XVII(a) that Bancshares does not survive, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board through a plan or reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant’s Option is terminated pursuant to this Article XVII(b), such Participant’s Account shall be paid to him or her in cash.
ARTICLE XVIII
TERM OF PLAN; AMENDMENT OR TERMINATION
(a) This Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after the tenth (10th) anniversary of the Effective Date and this Plan shall terminate on such date unless sooner terminated pursuant to this Article.
(b) The Board may amend, modify or terminate this Plan at any time without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent deemed necessary or advisable by the Board or required by (i) any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded; (ii) Section 423 of the Code or (iii) any other applicable law. Except as otherwise provided by Article V, no amendment, modification, or termination pursuant to this Article shall, without the written consent of the Participants, affect in any manner materially adverse to the Participants any rights or benefits of such Participants or obligations of the Company under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Article XVII shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the Board shall have the right to designate from time to time the Subsidiaries, if any, whose employees may be eligible to participate in this Plan and such designation shall not constitute any amendment to this Plan requiring stockholder approval.
ARTICLE XIX
NOTICES
All notices or other communications by a Participant to the Company or the Committee contemplated by the Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee at the location, or by the person, designated by the Committee for that purpose.
ARTICLE XX
CONDITIONS UPON ISSUANCE OF SHARES
Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.
As a condition precedent to the exercise of any Option, if, in the opinion of counsel for the Company such a representation is required under applicable law, the Company may require any person exercising such

Option to represent and warrant that the Shares subject thereto are being acquired only for investment and without any present intention to sell or distribute such Shares.
ARTICLE XXI
PLAN CONSTRUCTION
(a) It is the intent of the Company that transactions in and affecting Options in the case of Participants who are or may be subject to the prohibitions of Section 16 satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b-3 in respect of those transactions and will not be subject to avoidable liability thereunder. Accordingly, this Plan shall be deemed to contain and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 with respect to Plan transactions.
(b) If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Board may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.
ARTICLE XXII
EMPLOYEES’ RIGHTS
Nothing in this Plan (or in any agreement related to this Plan) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company to reduce such person’s compensation or other benefits or to terminate the services or employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related hereto shall affect any other contractual right of any Eligible Employee or Participant. No Participant shall have any rights as a stockholder until a certificate for Shares has been issued in the Participant’s name following exercise of his or her Option. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to the issuance of such Share certificate. Nothing in this Plan shall be deemed to create any fiduciary relationship between the Company and any Participant.
ARTICLE XXIII
COMMON STOCK AVAILABLE FOR THE PLAN
(a) The aggregate number of Shares of Common Stock which may be issued pursuant to this Plan shall be 400,000 Shares of Bancshares’ Common Stock. If, and to the extent, that the number of issued Shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, or the like, the number of Shares subject to grant hereunder and the Option Price thereof shall be proportionately adjusted.
(b) To the extent that any Option under this Plan shall expire or be canceled, in whole or in part, then the number of Shares covered by the Option so expired or canceled may again be awarded pursuant to the provisions of this Plan.

ARTICLE XXIV
DISPOSITIONS OF STOCK, RIGHT OF FIRST REFUSAL AND REPURCHASE
(a) Prior to the date on which Bancshares’ Common Stock is offered for sale to the public following successful registration of the stock with the Securities and Exchange Commission, the Participant may not sell, exchange, transfer, pledge or otherwise dispose of any Common Stock acquired through the exercise of an Option granted hereunder until after the expiration of a six (6) month holding period measured from the Exercise Date following the transfer of such Common Stock to the Participant.
(b) In the event that, prior to the date on which Bancshares’ Common Stock is offered for sale to the public following successful registration of the Common Stock with the Securities and Exchange Commission, the Participant shall incur a termination of employment for any reason, the Company, following the six (6) month holding period described in Article XXIV(a), shall have the right, but not the obligation, to repurchase at any time some or all of Participant’s Shares of Common Stock acquired through the exercise of an Option granted herein at the Fair Market Value of such Common Stock at the date of repurchase.
(c) Prior to the date on which Bancshares’ Common Stock is offered for sale to the public following successful registration of the stock with the Securities and Exchange Commission, Bancshares, following the six (6) month holding period described in Article XXIV(a), shall have the right of first refusal with respect to Participant’s Shares of Common Stock at a purchase price equal to the lower of the Fair Market Value at date of repurchase or the price offered by a bona fide purchaser. The Participant shall, as a condition precedent to his or her right to sell such shares of Common Stock to purchaser, comply with the following procedure:

(i) By written notice (the “Notice”), the Participant shall inform the Committee of the purchaser’s offer, the number of Shares of Common Stock proposed to be transferred , the price per Share, the proposed closing date (which shall be no sooner than fifty (50) days from the date of the Notice), all other terms and conditions of the purchaser’s offer and shall further contain an offer to sell all of the offered Shares to the Committee or its assign pursuant to the terms and provisions of this Article XXIV and on the same terms and conditions contained in the purchaser’s offer.

(ii) The Company at its option, exercisable within twenty (20) days of the receipt of the Notice, may purchase all or any part of the offered Shares. In addition, the Company shall be entitled to assign its right to purchase the offered Shares to one or more third parties.

(iii) If the Company shall elect to purchase some or all of the offered Shares, it shall deliver notice of the exercise of its option to the Participant not later than the twentieth day following receipt of the Notice. In addition, if the Company shall assign some or all of its right to purchase the offered Shares to a third party, it shall deliver notice of such assignment, together with the number of the offered Shares to be purchased by such third party, not later than the twentieth day following receipt of the Notice. Following delivery of the Company’s (or the third party) notice of exercise of the option granted herein to purchase the offered Shares, the Company shall set a closing date, which shall not be later than twenty days following the delivery of the Company’s (or the third party’s) notice of intent to purchase offered Shares.

(iv) To the extent that the Company and its assigns shall elect to purchase less than all of the offered Shares, the Participant shall thereafter be entitled to sell those offered Shares not being so purchased upon the terms and conditions set forth in the Notice. Any modification of such terms and conditions shall require additional compliance with the provisions set forth in this Article XXIV.
(d) In the event that the Company exercises its rights under this Article XXIV with regard to the Participant’s Shares, it has the right to tender such purchase price in installments, with interest, over a period not to exceed twelve (12) months. For purposes of such an installment payment, interest shall be calculated and paid not less frequently than annually, and shall equal the prime rate of interest charged by the Company’s primary bank.
ARTICLE XXV
MISCELLANEOUS
(a) If a Share acquired pursuant to this Plan is disposed of by a Participant prior to the expiration of either two (2) years from the Grant Date of the Option relating to such Share or one (1) year from the transfer of such Share to the Participant on the Exercise Date (a “Disqualifying Disposition”), such Participant shall notify the Company in writing of the date and terms of such disposition. A Disqualifying Disposition by a Participant shall not affect the status of any other Option granted under the Plan.
(b) This Plan and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.
(c) Captions and headings are given to the articles of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.
(d) The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company, or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose.
* * * * * * * * * *
IN WITNESS WHEREOF, Bancshares has caused its duly authorized officers to execute this Texas Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan, and to apply the Corporate seal hereto as of February 1, 2006.

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ Joseph M. Grant

Joseph M. Grant
Chairman and Chief Executive Officer

REVOCABLE PROXY

TEXAS CAPITAL BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2006, 10:00 A.M
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Joseph M. Grant and Peter B. Bartholow, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of preferred stock and common stock of Texas Capital Bancshares, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Tuesday, May 16, 2006 at 10:00 a.m. at the offices of Texas Capital Bank, National Association at 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, and at any and all adjournments thereof, as set forth below.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

•	FOR the nominees for directors specified, and
•	FOR the 2006 Employee Stock Purchase Plan.
If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their discretion. At the present time, the board of directors knows of no other business to be presented at the annual meeting.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL #1.
     ☑  Please mark your votes as indicated
    Election as Director of all Nominees (except as marked by ~~striking through~~ the Nominee’s name below):

☐	FOR ALL NOMINEES EXCEPT AS INDICATED	☐	VOTE WITHHELD FROM ALL NOMINEES

Peter B. Bartholow Leo F. Corrigan III Joseph M. Grant	Frederick B. Hegi, Jr Larry L. Helm J.R. Holland, Jr.	George F. Jones, Jr. W.W. “Bo” McAllister III Lee Roy Mitchell	Steven P. Rosenberg John C. Snyder	Robert W. Stallings Ian J. Turpin
     Approval of the 2006 Employee Stock Purchase Plan:

☐	FOR	☐	AGAINST	☐	ABSTAIN
     Please complete, date, sign and promptly mail this proxy in the enclosed postage-paid envelope. Please sign exactly as your name appears on the label on the reverse side of this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

The undersigned acknowledges receipt from Texas Capital Bancshares, Inc. prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, dated April 14, 2006, a Proxy Statement, dated April 14, 2006, and the Annual Report on Form 10-K for the year ended December 31, 2005.

Signature of Stockholder	Date

Signature of Stockholder	Date